                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                         Gulf Island Fabrication, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                         GULF ISLAND FABRICATION, INC.
                               583 THOMPSON ROAD
                             HOUMA, LOUISIANA 70363

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 30, 2003

                             ---------------------

TO THE SHAREHOLDERS OF GULF ISLAND FABRICATION, INC.:

     The annual meeting of shareholders of Gulf Island Fabrication, Inc. (the "Company") will be held at 10:00 a.m., local time, on Wednesday, April 30, 2003, at the office of the corporation, 583 Thompson Road, Houma, Louisiana, for the following purposes, more fully described in the accompanying proxy statement:

          1. To elect three Class III directors.

          2. To ratify the appointment of Ernst & Young LLP as the independent auditors to audit the financial statements of the Company and its subsidiaries for the year 2003.

          3. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on March 14, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and all adjournments thereof.

     Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED
ENVELOPE. Furnishing the enclosed proxy will not prevent you from voting in person at the annual meeting should you wish to do so.

                                          By Order of the Board of Directors

                                          /s/ Robin A. Seibert

                                          ROBIN A. SEIBERT
                                          Secretary

Houma, Louisiana
March 27, 2003

                         GULF ISLAND FABRICATION, INC.
                               583 THOMPSON ROAD
                             HOUMA, LOUISIANA 70363

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 30, 2003

     This Proxy Statement is furnished to shareholders of Gulf Island Fabrication, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at its annual meeting of shareholders to be held at the date, time and place set forth in the accompanying notice and at any adjournment thereof (the "Meeting"). The date of this Proxy Statement is March 27, 2003.

     On March 14, 2003, the record date for determining shareholders entitled to notice of and to vote at the Meeting, the Company had outstanding 11,768,830 shares of common stock ("Common Stock"), each of which is entitled to one vote on all matters to be considered at the Meeting.

     Shares represented by all properly executed proxies on the enclosed form received in time for the Meeting will be voted at the Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Unless revoked, the proxy will be voted as specified and, if no specifications are made, will be voted in favor of the proposed nominees and for the ratification of the appointment of auditors as described herein.

     The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefax and telegraph. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward solicitation materials to the beneficial owners of the shares of Common Stock of the Company; upon request, the Company will reimburse such persons for reasonable out-of-pocket expenses incurred in connection therewith.

                             ELECTION OF DIRECTORS

     The Company's Amended and Restated Articles of Incorporation provide for a Board of Directors consisting of three classes, with the number of directors to be set forth in the Company's By-laws. The Company's By-laws provide for a Board of Directors of seven persons. The term of office of the Class III directors will expire at the Meeting, and the persons listed as the Class III nominees in the table below will be nominated for election to the Board of Directors for a term expiring in 2006. The term of office of the Class I directors will expire at the 2004 annual meeting. The term of office of the Class II directors will expire at the 2005 annual meeting.

     The Board of Directors has nominated three candidates for election at the Meeting and recommends that shareholders vote FOR the election of the nominees. Proxies cannot be voted for more than three candidates. In the absence of contrary instructions, the proxy holders will vote for the election of the three nominees listed below. In the unanticipated event that any nominee is unavailable as a candidate for director, the persons named in the accompanying proxy will vote for a substitute candidate nominated by the Board of Directors.

     The following table sets forth as of March 3, 2003, for each nominee, each other director of the Company whose term will continue after the Meeting and each of the executive officers of the Company, the age, positions with the Company, and principal occupations and employment during the past five years of each such person, any family relationships among such persons, and, if a nominee or a director, each person's directorships in other public corporations and the year that he was first elected a director of the Company or its predecessor. All executive officers serve at the pleasure of the Board of Directors of the Company.

                                       POSITIONS WITH THE COMPANY, PRINCIPAL OCCUPATIONS, DIRECTORSHIPS IN  DIRECTOR
NAME AND AGE                                   OTHER PUBLIC CORPORATIONS, AND FAMILY RELATIONSHIPS           SINCE
------------                           -------------------------------------------------------------------  --------
NOMINEES FOR ELECTION OF CLASS III DIRECTORS (TERM EXPIRES IN 2006)
Kerry J. Chauvin, 55.................  Chairman of the Board since April 2001, President and Chief            1985
                                       Executive Officer of the Company.
Alden J. ("Doc") Laborde, 87.........  Director of the Company, held the position of Chairman of the Board    1985
                                       of the Company from 1985 to April 2001. Father of John P. Laborde.
Huey J. Wilson, 75...................  Director of the Company. Chairman of the Board and Chief Executive     1997
                                       Officer of Huey Wilson Interests, Inc., a financial and business management company. Chairman of the Board and Chief Executive
                                       Officer of Wilson Jewelers, Inc., a jewelry merchandiser, until
                                       2001.

CONTINUING CLASS I DIRECTORS (TERM EXPIRES IN 2004)
Thomas E. Fairley, 54................  Director of the Company. Director, President and Chief Executive       1997
                                       Officer of Trico Marine Services, Inc., a marine vessel operator.
Hugh J. Kelly, 77....................  Director of the Company. Consultant to the oil and gas industry.       1997

CONTINUING CLASS II DIRECTORS (FOR TERM EXPIRING IN 2005)
Gregory J. Cotter, 54................  Director of the Company. Director, President and Chief Operating       1985
                                       and Financial Officer of Huey Wilson Interests, Inc. Chief
                                       Financial Officer of Wilson Jewelers, Inc. until 2001.
John P. ("Jack") Laborde, 53.........  Director of the Company. President of Overboard Holdings, L.L.C.,      1997
                                       ("Overboard") a management company engaged in oil and gas
                                       exploration and development since January 2002. President and Chief
                                       Executive Officer of All Aboard Development Corporation ("All
                                       Aboard"), an independent oil and gas exploration and production company, since 1996. All Aboard is currently being managed by
                                       Overboard. Consultant to the Company from April 1996 to December
                                       1996 and International Marketing Manager of the Company from April
                                       1992 to March 1996. Son of Alden J. Laborde.

EXECUTIVE OFFICERS NOT SERVING AS DIRECTORS
Kirk J. Meche, 40....................  Executive Vice President -- Operations of the Company. President of     N/A
                                       Gulf Island, L.L.C., a wholly-owned fabrication subsidiary of the
                                       Company, since February 2001. President of Southport, Inc., a former wholly owned subsidiary of the Company, from December 1999 to February 2001. Vice President of Operations for Southport, Inc.
                                       from February 1999 to December 1999. From 1996 to December 1999, a
                                       project manager for the Company.
Murphy A. Bourke, 58.................  Executive Vice President -- Marketing of the Company. Vice              N/A
                                       President -- Marketing of the Company until December 1999.
Joseph P. Gallagher, III, 52.........  Vice President -- Finance, Chief Financial Officer and Treasurer of     N/A
                                       the Company.

     During 2002, the Board of Directors of the Company held seven meetings. The Board of Directors has an Audit Committee (the "Audit Committee"), of which Messrs. Cotter (Chairman), Fairley, and Kelly are members, and a Compensation Committee (the "Compensation Committee"), of which Messrs. Wilson (Chairman), Cotter, Alden J. Laborde, and John P. Laborde are members. The Board of Directors does not have a Nominating Committee. The Audit Committee, which met six times during 2002, reviews the Company's annual audit and meets with the Company's independent auditors to review the Company's internal controls and financial management practices. The Compensation Committee, which met once during 2002, recommends to the Board of Directors compensation for the Company's key employees, administers the Company's stock incentive plans, and performs such other functions as may be prescribed by the Board of Directors. The composition of Board committees is reviewed and re-determined each year at the initial meeting of the Board after the annual meeting of shareholders. During 2002, each of the present directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served during the periods of his Board membership and committee service.

     In 2002, each non-employee director received an annual fee of $15,000 for his services as a director and an attendance fee of $1,200 for each Board or committee meeting (excluding meetings held via telephone conference call). All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, controller, and beneficial owners of more than 10% of the Common Stock to file certain beneficial ownership reports with the Securities and Exchange Commission ("SEC"). Each of Messrs. Chauvin, Meche, Bourke and Gallagher failed to file timely a statement on Form 4 to report the grant of employee stock options on December 5, 2002. These transactions were reported late on Forms 4 dated January 27, 2003.

                                STOCK OWNERSHIP

     The following table sets forth, as of March 1, 2003, certain information regarding beneficial ownership of Common Stock by (i) each director of the Company, (ii) each executive officer of the Company, (iii) all directors and executive officers of the Company as a group, and (iv) each other shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Unless otherwise indicated, the Company believes that the shareholders listed below have sole investment and voting power with respect to their shares based on information furnished to the Company by such shareholders.

                                                                                PERCENT OF
                                                       NUMBER OF SHARES        OUTSTANDING
NAME OF BENEFICIAL OWNER                             BENEFICIALLY OWNED(1)     COMMON STOCK
------------------------                             ---------------------     ------------
Murphy A. Bourke...................................           51,600                  *
Kerry J. Chauvin...................................          204,000                1.7%
Gregory J. Cotter..................................            5,000(2)               *
Thomas E. Fairley..................................           10,000                  *
Joseph P. Gallagher, III...........................           64,400                  *
Hugh J. Kelly......................................            4,000                  *
Alden J. Laborde(3)................................        1,554,000(4)            13.2%
John P. Laborde(5).................................           85,100(6)               *
Kirk J. Meche......................................           17,202                  *
Huey J. Wilson(7)..................................        2,207,000(8)            18.8%
All directors and executive officers as a group (10
  persons).........................................        4,202,302               35.0%
NewSouth Capital Management, Inc.(9)...............          700,445(10)            6.0%
St. Denis J. Villere & Company(11).................          634,301(12)            5.4%
J. P. Morgan Chase & Co.(13).......................          630,751(14)            5.3%

---------------

  *  Less than one percent.

 (1) Includes shares that could be acquired within sixty days after March 3, 2003 upon the exercise of options granted pursuant to the Company's stock option plan, as follows: Mr. Bourke, 29,400 shares; Mr. Chauvin, 137,000 shares; Mr. Gallagher, 49,400 shares; Mr. Meche, 14,200 shares; all directors and executive officers as a group, 230,000 shares.

 (2) Does not include any of the shares referred to in note (8) below.

 (3) The address of Mr. Laborde is 400 Poydras Street, Suite 1560, New Orleans, Louisiana 70130.

 (4) Mr. Laborde has sole voting and dispositive power and beneficial ownership with respect to 9,300 shares. Mr. Laborde shares the voting and dispositive power on 1,544,700 shares, of which 1,524,700 are held directly by Starboard Enterprises, L.L.C. ("Starboard") and 20,000 shares are held by All Aboard Development Corporation ("All Aboard"), the majority of the equity interest of which are held by Mr. Laborde. The address of each of Starboard and All Aboard is 400 Poydras Street, Suite 1560, New Orleans, LA 70130.

 (5) Mr. Laborde owns .2% and .1%, respectively, of Starboard and All Aboard referenced in Note (4) above.

 (6) Includes 53,000 shares owned by Mr. Laborde's two children.

 (7) The address of Mr. Wilson is 3636 South Sherwood Forest Boulevard, Suite 650, Baton Rouge, Louisiana 70816.

 (8) Includes 150,000 shares held by a charitable foundation of which Messrs. Cotter and Wilson are trustees. Messrs. Cotter and Wilson disclaim beneficial ownership of these shares.

 (9) The address of NewSouth Capital Management, Inc. is 1100 Ridgeway Loop Road, Suite 444, Memphis, Tennessee 38120.

(10) Based on such holder's Schedule 13G/A filed with the SEC on February 11, 2003, NewSouth Capital Management, Inc. has sole power to vote 457,745 shares and sole power to dispose or direct the disposition of 700,445 shares.

(11) The address of St. Denis J. Villere & Company is 210 Baronne Street, Suite 808, New Orleans, LA 70112-1727.

(12) Based on such holder's Schedule 13G/A filed with the SEC on February 11, 2003, St. Denis J. Villere & Company has sole power to vote and sole power to dispose or direct the disposition of 41,700 shares, and shared power to vote and shared power to dispose or direct the disposition of 592,601 shares.

(13) The address of J. P. Morgan Chase & Co. is 270 Park Avenue, New York, New York 10017.

(14) Based on such holder's Schedule 13G/A filed with the SEC on February 11, 2003, J. P. Morgan Chase & Co. has sole power to vote 578,606, sole power to dispose or direct the disposition of 493,376 shares and shared power to dispose or direct the disposition of 137,375 shares.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid in 2002, 2001, and 2000 by the Company to its Chief Executive Officer and each of its other executive officers (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                                         ------------
                                                   ANNUAL COMPENSATION    SECURITIES
                                                   -------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR    SALARY    BONUS(1)    OPTIONS(#)    COMPENSATION(2)
---------------------------                 ----   --------   --------   ------------   ---------------
Kerry J. Chauvin..........................  2002   $318,208   $165,736      20,000          $9,094
  Chairman of the Board,                    2001    301,951    118,051      20,000           7,636
  President and Chief Executive Officer     2000    262,882     69,839      50,000           6,868
Kirk J. Meche.............................  2002   $149,084   $ 81,243      10,000          $8,368
  Executive Vice President -- Operations,   2001    138,846     46,294      10,000           7,325
  President of Gulf Island, L.L.C.          2000     86,586      8,901      17,500           3,748
  (fabrication subsidiary)
Murphy A. Bourke..........................  2002   $167,005   $ 69,869       7,500          $9,093
  Executive Vice President --               2001    160,335     49,766      10,000           7,635
  Marketing                                 2000    138,202     29,442      23,000           6,092
Joseph P. Gallagher, III..................  2002   $151,006   $ 66,619       7,500          $9,026
  Vice President -- Finance, Chief          2001    145,296     47,452      10,000           7,568
  Financial Officer and Treasurer           2000    131,338     28,073      23,000           5,771

---------------

(1) For 2002, the Company's executive officers were paid bonuses equal to a specified percentage of the Company's income before taxes and before deduction of the executive bonuses. The percentages for Messrs. Chauvin, Meche, Bourke and Gallagher were 1.02%, .50%, .43% and .41%, respectively.

(2) Includes (i) matching and profit-sharing contributions of $8,705, $7,979, $8,704 and $8,637 in 2002, $7,247, $6,936, $7,246, and $7,179 in 2001, and
    $6,468, $3,447, $5,692 and $5,371 in 2000 to the Company's 401(k) plan on behalf of Messrs. Chauvin, Meche, Bourke and Gallagher, respectively, and
    (ii) premium payments of $389, $389, $389, and $389 in 2002, $389, $389,
    $389, and $389 in 2001, and $400, $301, $400 and $400 in 2000 for Messrs.
    Chauvin, Meche, Bourke and Gallagher, respectively, under a long-term disability insurance plan, which premium payments are attributable to benefits in excess of those benefits provided generally for other employees.

STOCK OPTION GRANTS

     The following table sets forth information with respect to all stock options granted in 2002 by the Company to each of the Named Executive Officers.

                             OPTION GRANTS IN 2002

                                                     INDIVIDUAL GRANTS                           GRANT DATE
                              ----------------------------------------------------------------     VALUE
                                  NUMBER OF          % OF TOTAL                                  ----------
                                  SECURITIES       OPTIONS GRANTED   EXERCISE OR                 GRANT DATE
                              UNDERLYING OPTIONS    TO EMPLOYEES      BASE PRICE    EXPIRATION    PRESENT
NAME                              GRANTED(1)           IN 2002          ($/SH)         DATE       VALUE($)
----                          ------------------   ---------------   ------------   ----------   ----------
Kerry J. Chauvin............        20,000              19.4%           15.63        12/05/12     176,000(2)
Kirk J. Meche...............        10,000               9.7%           15.63        12/05/12      88,000(2)
Murphy A. Bourke............         7,500               7.3%           15.63        12/05/12      66,000(2)
Joseph P. Gallagher III.....         7,500               7.3%           15.63        12/05/12      66,000(2)

---------------

(1) Each of the stock options granted in 2002 by the Company to the Named Executive Officers will become exercisable in one-fifth increments over a five-year period. The stock options will become immediately exercisable in their entirety upon (i) a reorganization, merger or consolidation of the Company in which the Company is not the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, (iii) a liquidation or dissolution of the Company, (iv) a person or group of persons, other than Alden J. Laborde or Huey J. Wilson or any employee benefit plan of the Company, becoming the beneficial owner of 30% or more of the Company's voting stock or (v) the replacement of a majority of the Board of Directors in a contested election (each, a "Significant Transaction"). The Compensation Committee also has the authority to take several actions regarding outstanding stock options upon the occurrence of a Significant Transaction, including requiring that outstanding stock options remain exercisable only for a limited time, providing for mandatory conversion of outstanding stock options in exchange for either a cash payment or Common Stock, making equitable adjustments to stock options or providing that outstanding stock options will become stock options relating to securities to which a participant would have been entitled in connection with the Significant Transaction if the stock options had been exercised.

(2) The Black-Scholes option-pricing model was used to determine the grant date present value of the stock options granted in December 2002 by the Company to the Named Executive Officers. Under the Black-Scholes option-pricing model, the grant date present value of each stock option referred to in the table was calculated to be $8.80. The following facts and assumptions were used in making such calculation: (i) an exercise price of $15.63 for each such stock option; (ii) a fair market value of $15.63 for one share of Common Stock on the date of grant; (iii) no dividend payments on Common Stock; (iv) a stock option term of 10 years; (v) a stock volatility of 45.8%, based on an analysis of monthly closing stock prices of shares of Common Stock during a 24-month period; and (vi) an assumed risk-free interest rate of 4.00%, which is equivalent to the yield on a ten-year treasury note on the date of grant. No other discounts or restrictions related to vesting or the likelihood of vesting of stock options were applied. The resulting grant date present value of $8.80 for each stock option was multiplied by the total number of stock options granted to each of the Named Executive Officers to determine the total grant date present value of such stock options granted to each Named Executive Officer, respectively.

STOCK OPTION EXERCISES AND OUTSTANDING STOCK OPTIONS

     The following table sets forth information with respect to all Company stock option exercises in 2002 by each of the Named Executive Officers and all outstanding Company stock options held by each of the Named Executive Officers as of December 31, 2002.

 AGGREGATED OPTION EXERCISES IN 2002 AND OPTION VALUES AS OF DECEMBER 31, 2002

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                           SHARES                        OPTIONS AT 12/31/02             AT 12/31/02($)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
                          EXERCISE     REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                         -----------   -----------   -----------   -------------   -----------   -------------
Kerry J. Chauvin.......         0              0       126,000        75,000         889,155        262,270
Kirk J. Meche..........         0              0        11,400        31,700          14,890        105,885
Murphy A. Bourke.......     9,200        102,230        25,200        32,900         121,390        110,810
Joseph P. Gallagher,
  III..................         0              0        45,200        32,900         297,290        110,810

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last fiscal year, none of Messrs. Wilson, Chairman, Cotter, Alden J. Laborde, or John P. Laborde, who comprise the Compensation Committee, were officers or employees of the Company or any of its subsidiaries. Alden J. Laborde was Chief Executive Officer of the Company from 1986 to 1990. No other member of the Compensation Committee is a former officer of the Company.

     In connection with the initial public offering of its Common Stock, the Company entered into registration rights agreements (the "Registration Rights Agreements") with Alden J. Laborde and Huey J. Wilson, pursuant to which each of them has one remaining right to require the Company to register shares of Common Stock owned by him under the Securities Act. If either one of them makes such a demand, the other one is entitled to include his shares in such registration. If the Company proposes to register any Common Stock under the Securities Act in connection with a public offering, each of Messrs. Laborde and Wilson may require the Company to include all or a portion of the shares of Common Stock held by such shareholder. The Company has agreed under the Registration Rights Agreements to pay all the expenses of registration, other than underwriting discounts and commissions.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has the authority, among other things, to review, analyze and recommend compensation programs to the Board of Directors and to administer and grant awards under the Company's employee benefit plans.

     The Company's executive compensation is comprised primarily of (i) salaries, (ii) annual cash incentive bonuses and (iii) long-term incentive compensation in the form of stock options granted under the Long-Term Incentive Plan and the 2002 Long-Term Incentive Plan of the Company. The salaries of Kerry
J. Chauvin, the Chairman of the Board, President and Chief Executive Officer, and the other executive officers of the Company are based on their individual levels of responsibility and the subjective assessment of their performances.

     The Company has no formal bonus plan, but it has adopted an executive compensation policy that ties a portion of executive compensation to the short-term performance of the Company. This policy is described in footnote 1 to the "Summary Compensation Table".

     The Company also provides long-term incentives to executive officers in the form of stock options granted under the Long-Term Incentive Plan and the 2002 Long-Term Incentive Plan. The stock option awards are intended to reinforce the relationship between compensation and increases in the market price of the Common Stock and to align the executive officers' financial interests with that of the Company's shareholders. The size of awards is based upon the position of each participating officer and a subjective assessment of each participant's individual performance. The table entitled "Option Grants in 2002" under the heading

"Executive Compensation" sets forth the stock options granted in 2002 to the Named Executive Officers, including Mr. Chauvin, the Chief Executive Officer, based upon position and subjective assessment.

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The Compensation Committee expects the stock options granted to executive officers, as discussed above, to qualify for the exclusion from the deduction limitation under Section 162(m). The Compensation Committee intends to continue to establish executive officer compensation programs that will maximize the Company's income tax deduction, assuming the Committee determines that such actions are consistent with its philosophy and in the best interest of the Company and its shareholders.

                           The Compensation Committee

Huey J. Wilson, Chairman   Gregory J. Cotter   Alden J. Laborde  John P. Laborde

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Common Stock from December 31, 1997 to December 31, 2002, with the cumulative total return of the Standard & Poor 500 Stock Index and the Standard & Poor 500 Oil & Gas Equipment and Services Index for the same period. The returns are based on an assumed investment of $100 on December 31, 1997 in Common Stock in each of the indexes and on the assumption that dividends were reinvested. In prior years, we measured our performance against the Standard & Poor 500 Oil & Gas (Drilling & Equipment) Index, which no longer exists. During 2002, Standard & Poor divided this index into two indexes, one focusing on equipment and services in the oil and gas industry, and the other on drilling activities. The Company was placed in the Standard & Poor 500 Oil & Gas Equipment & Services Index, which we believe more closely reflects the industry in which we operate and is comprised of companies whose business and operations better match those of the Company.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                 GULF ISLAND FABRICATION, INC., S&P 500 INDEX &
                  S&P 500 OIL & GAS EQUIPMENT & SERVICES INDEX

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------
                                               INDEXED RETURNS
                        --------------------------------------------------------------
                         BASE                         YEARS ENDING
                        PERIOD     ---------------------------------------------------
COMPANY/ INDEX          DEC 97     DEC 98     DEC 99     DEC 00     DEC 01     DEC 02
--------------------------------------------------------------------------------------
 Gulf Island
  Fabrication, Inc.     $100.00   $ 38.75    $ 46.88    $ 90.94    $ 62.55    $81.25
 S&P 500 Index          $100.00   $128.58    $155.63    $141.46    $124.65    $97.10
 S&P 500 Oil & Gas
  Equipment &
  Services Index        $100.00   $ 58.05    $ 78.94    $105.79    $ 70.41    $62.33

Assumes $100 invested on December 31, 1997 in Gulf Island Fabrication, Inc. Common Stock, S&P 500 Index & S&P 500 Oil & Gas Equipment and Services Index

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of the Company (the "Audit Committee") is composed of three directors and operates under a written charter adopted by the Board of Directors, which is attached as Appendix A to this proxy statement. The members of the Audit Committee are independent for purposes of the National Association of Security Dealers' listing standards. The members of the Audit Committee are Gregory J. Cotter (Chairman), Thomas E. Fairley, and Hugh J. Kelly. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the independent auditors of the Company.

     Management is responsible for the internal controls and the financial reporting process of the Company. The independent auditors are responsible for performing an independent audit of the consolidated financial statements of the Company in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and to oversee these processes.

     In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the consolidated financial statements of the Company for 2002 were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the audited consolidated financial statements for 2002 with management and the independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The independent auditors of the Company also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence. The Audit Committee considered whether the provision of the services covered below under the caption "All Other Fees" is compatible with maintaining the auditor's independence.

     Based upon the Audit Committee's review and discussions described above and the Audit Committee's review of the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements for 2002 in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

                              The Audit Committee

Gregory J. Cotter, Chairman    Thomas E. Fairley                   Hugh J. Kelly

                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors seeks shareholder ratification of the Board's appointment of Ernst & Young LLP to act as the independent auditors of the financial statements of the Company and its subsidiaries for 2003. The Board has not determined what, if any, action would be taken should the appointment of Ernst & Young LLP not be ratified. One or more representatives of Ernst & Young LLP will be available at the Meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement.

AUDIT FEES

     The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the annual financial statements of the Company for 2002 and the reviews of the financial statements included in the quarterly reports on Form 10-Q of the Company for 2002 were $76,000.

ALL OTHER FEES

     The aggregate fees billed for all other services rendered by Ernst & Young LLP for 2002 were $111,000. No fees were billed by Ernst & Young LLP in 2002 for providing financial information systems design and implementation.

                                 OTHER MATTERS

QUORUM AND VOTING

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum. Shareholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, (i) the election of the three directors to be elected at the Meeting will be determined by plurality vote (that is, the three nominees receiving the largest number of votes will be elected) and (ii) a majority of votes actually cast will decide any other matter properly brought before the Meeting for a vote of shareholders. Shareholders for which proxy authority to vote for any nominee for election as a director is withheld by the shareholder and shares that have not been voted by brokers who may hold shares on behalf of the beneficial owners ("broker non-votes") will not be counted as voted for the affected nominee. With respect to all other matters, shares not voted as a result of abstentions will have the same effect as votes against those matters, but broker non-votes will not be considered as voted for purposes of determining whether or not a majority of votes were cast for such matters.

OTHER BUSINESS

     Management has not received any notice that a shareholder desires to present any matter for action by shareholders at the Meeting and is unaware of any matter for action by shareholders at the Meeting other than the matters described in the accompanying notice. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the Meeting or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

SHAREHOLDER PROPOSALS

     Any shareholder who desires to present a proposal qualified for inclusion in the Company's proxy materials for the 2004 annual meeting must forward the proposal in writing to the Secretary of the Company at the address shown on the first page of this proxy statement in time to arrive at the Company no later than November 28, 2003, and the proposal must comply with applicable federal proxy rules. In addition, the Amended and Restated Articles of Incorporation of the Company provide that shareholders intending to nominate a director must furnish timely written notice containing specified information concerning, among other things, information about the nominee and the shareholder making the nomination. In general, to be timely a shareholder's notice must be received by the Secretary of the Company not less than 45 days or more than 90 days prior to the shareholder's meeting. The Company will be permitted to disregard any nomination that fails to comply with these procedures. Proxies solicited on behalf of the Board of Directors for the 2003 annual meeting will confer discretionary authority to vote with respect to any other matter properly submitted by a shareholder for action at the 2004 annual meeting if the Company does not, on or before February 11, 2004, receive written notice, addressed to the Secretary of the Company at the address shown on the first page of this proxy statement, that the shareholder intends to do so.

                                          By Order of the Board of Directors

                                          /s/ Robin A. Seibert

                                          ROBIN A. SEIBERT
                                          Secretary

Houma, Louisiana
March 27, 2003

                                                                      APPENDIX A

                                 THE CHARTER OF
                             THE AUDIT COMMITTEE OF
                           THE BOARD OF DIRECTORS OF
                         GULF ISLAND FABRICATION, INC.

ORGANIZATION

     This charter governs the operations of the audit committee. The charter complies with certain rules adopted by the Securities and Exchange Commission, the Auditing Standards Board, and the National Association of Securities Dealers, Inc. (the "NASD") relevant to audit committees, including rules derived from recommendations made by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. The committee shall review and reassess the charter at least annually and report its recommendations to the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom shall be an "independent director" under NASD Rule 4200(a)(14). All committee members shall meet the financial literacy requirements set forth in the first sentence of NASD Rule 4310(c)(26)(B)(i), and at least one member shall have the accounting or related financial management expertise described in the second sentence of NASD Rule 4310(c)(26)(B)(i).

STATEMENT OF POLICY

     The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible in order to react to changing conditions and circumstances.

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The board and the committee shall have the ultimate authority and responsibility to select, to evaluate and, if appropriate, to replace the independent auditors. The committee shall (i) receive from the auditors the letter and the written disclosures delineating all relationships between the auditor and the Company, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, (ii) discuss with the auditors their independence from management and the Company and the matters included in those written disclosures, including any disclosed relationships or services that may impact the objectivity and independence of the auditor, and (iii) take, or recommend that the board take, appropriate action to oversee the independence of the auditor. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholder approval.

     - The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. The internal audit function may be contracted to a third party. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

     - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     - The committee shall review and discuss with management and the independent auditors the financial statements proposed to be included in the Company's Annual Report on Form 10-K and, based on the review and discussions, recommend to the board whether they are acceptable for inclusion in the Annual Report on Form 10-K. The committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under Statements on Auditing Standard No. 61, Communication with Audit Committees.

                        ANNUAL MEETING OF SHAREHOLDERS OF

                          GULF ISLAND FABRICATION, INC.
                                 APRIL 30, 2003





                Please date, sign and mail your proxy card in the
                     envelope provided as soon as possible.



              o Please detach and mail in the envelope provided. o


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED
        BELOW AND FOR PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY
           IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR
                          BLACK INK AS SHOWN HERE [x]

                                                                                                              FOR  AGAINST  ABSTAIN
1. Election of the nominees for directors.            2. Ratification of appointment of Ernst & Young LLP     [ ]    [ ]      [ ]
                                                         as independent auditors.
                           NOMINEES
[ ] FOR ALL NOMINEES       o Kerry J. Chauvin         3. In their discretion to vote upon such other business
                           o Alden J. "Doc" Laborde      as may properly come before the Annual Meeting or any
[ ] WITHHOLD AUTHORITY     o Huey J. Wilson              adjournment thereof.
    FOR ALL NOMINEES
                                                      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
[ ] FOR ALL EXCEPT                                    USING THE ENCLOSED ENVELOPE.
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]





To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that changes   [ ]
to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder                         Date:            Signature of Shareholder                       Date:
                        ------------------------      -----------                          ---------------------      -------------

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         GULF ISLAND FABRICATION, INC.

      The undersigned hereby constitutes and appoints Kerry J. Chauvin and Joseph P. Gallagher, III, or either of them, proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated on the reverse side, all of the shares of Common Stock of Gulf Island Fabrication, Inc. (the "Company") that the undersigned is entitled to vote held of record by the undersigned on March 14, 2003, at the annual meeting of shareholders of the Company to be held on April 30, 2003 (the "Annual Meeting"), and at all adjournments thereof.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE. THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                            (PLEASE SEE REVERSE SIDE)